UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 28 (October 24, 2016 )

TRANS ENERGY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-23530	93-0997412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Second Street, P.O. Box 393, St. Marys, West Virginia 26170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2016, Trans Energy, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EQT Corporation, a Pennsylvania corporation (“Parent”), and WV Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the terms of the Merger Agreement, the Company agreed to amend its By-Laws to: (a) to increase the size of the Board as necessary to provide Parent with the level of representation on the Board proportionate to the number of shares beneficially owned by Parent and/or Purchaser following the Acceptance Time (as defined in the Merger Agreement); and (b) render the restrictions set forth in NRS 78.378 through 78.3793, inclusive, inapplicable to the Merger.

Consequently, on October 24, 2016, the Board of Directors of the Company amended Section 4.4 of the Company By-Laws to be and read in its entirety as follows:

“Section 4.4 Number. The total number of Directors of the corporation shall be determined, from time to time, by resolution of the Board of Directors.”

In addition, the Board of Directors of the Company added a new Section 11.6 to the Company By-Laws to be and read in its entirety as follows:

“Section 11.6 Inapplicability of Controlling Interest Statutes. Notwithstanding any other provision in the Articles of Incorporation or these By-Laws to the contrary, and in accordance with the provisions of NRS 78.378, the provisions of NRS 78.378 to 78.3793, inclusive, or any successor statutes, relating to acquisitions of controlling interests in the Corporation, shall not apply to the Corporation or to any acquisition of any shares of the Corporation’s capital stock, including, but not limited to the acquisition of controlling interests through the Merger and the Transactions (each as defined in the Agreement and Plan of Merger dated October 24, 2016, between the Corporation, EQT Corporation and WV Merger Sub, Inc.)”

A copy of the Company’s By-Laws, as amended by the foregoing, is attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

3.1	By-Laws of Trans Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trans Energy, Inc.

Date: October 28, 2016	/s/ JOHN G. CORP
John G. Corp, President

Exhibit Index

Exhibit No.	Exhibit

3.1	By-Laws of Trans Energy, Inc.

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